UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2009
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)	As of March 6, 2009, the Board of Directors of Champion Enterprises, Inc. (the “Company”) approved the recommendation of the Compensation and Human Resources Committee (the “Committee”) for the 2009 Short Term Incentive Plan (“STIP”) under the Company’s 2005 Equity Compensation and Incentive Plan (the “2005 Incentive Plan”). To encourage the Company to focus on maintaining the Company’s liquidity, the 2009 STIP will fund 1 times target bonuses in the event the Company maintains compliance with the minimum liquidity and EBITDA requirements of the Company’s Senior Credit Facility, or if the Senior Credit Facility is amended (and complied with) during the year, or if the debt is retired. The Company reserves the right to issue any portion of the earned awards in shares of the Company’s stock.

(b)	As of March 6, 2009, the Board also granted 2009 performance share awards under the 2005 Incentive Plan to named executive officers and other executives and key employees of the Company, as recommended by the Committee. The Board also approved the performance criterion and performance goals for the 2009 performance share awards. The performance criterion for these awards is Total Business Value. The 2009 performance share awards are earned based on the percentage increase in Total Business Value over the three-year performance period from 2009 to 2011. In addition, the employee must remain employed with the Company until the shares vest when 2011 earnings are finalized in early 2012.

(c)	As of March 6, 2009, the Board also granted Retention Incentive Stock Option Awards under the 2005 Incentive Plan to executive officers and other key executives and employees of the Company, as recommended by the Committee. The following option grants to the named executive officers were made:

OFFICER	OPTIONS
William C. Griffiths (CEO):	200,000
Phyllis A. Knight (CFO):	100,000
Roger K. Scholten (SVP/GC):	85,000
Richard P. Hevelhorst (Controller):	57,500
For all employees receiving them, the stock options are exercisable at a price of $0.20 per share (the closing price on the New York Stock Exchange on March 6, 2009) and vest in whole on the 2nd anniversary of the date of grant. The stock options shall expire 7 years from the date of the grant. To vest, the employee must be employed on the vesting date. If an employee ceases employment with the Company during the 7-years following the grant date (but after the shares have vested), these stock options will expire 90 days after the employee ceases employment. However, in no event shall any stock option be exercisable less than 2 years or more than 7 years from the grant date. Any options that do not vest will be automatically forfeited and canceled.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ ROGER K. SCHOLTEN
Roger K. Scholten
Senior Vice President, General Counsel, and Secretary

Date: March 9, 2009